UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.  )

Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

PERRY ELLIS INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

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	(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

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Perry Ellis International, Inc. (NASDAQ: PERY), yesterday issued the following press release:

Perry Ellis Announces Expiration of Hart-Scott-Rodino Waiting Period

MIAMI, July 11, 2018 (GLOBE NEWSWIRE) -- Perry Ellis International (NASDAQ:PERY) (“Perry Ellis” or the “Company”) today announced that it had been granted early termination, effective as of July 10, 2018, of the 30-day waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") in connection with the Feldenkreis transaction.
The conclusion of the waiting period under the HSR Act satisfies one of the conditions to the closing of the pending transaction. The transaction remains subject to other customary closing conditions, including approval by Perry Ellis shareholders (including a majority of the shares owned by shareholders other than the Feldenkreis family or any officers or directors of the Company), and is expected to close in the second half of calendar year 2018.
As previously announced on June 16, 2018, Perry Ellis’ Board of Directors, acting on the unanimous recommendation of the Special Committee of independent directors and with the support of independent financial and legal advisors, unanimously approved a definitive merger agreement under which a newly formed entity controlled by George Feldenkreis, Perry Ellis’ founder and member of the Company’s Board of Directors, will acquire all of the outstanding common shares of Perry Ellis not already beneficially owned by the Feldenkreis family for $27.50 per share in cash. The purchase price represents a premium of approximately 21.6 percent to Perry Ellis’ unaffected closing stock price on February 5, 2018, the last trading day prior to George Feldenkreis announcing his proposal to take the Company private. The transaction is valued at approximately $437 million. The Special Committee continues to unanimously believe that the Feldenkreis merger agreement is in the best interest of all Perry Ellis shareholders.
About Perry Ellis International
Perry Ellis International, Inc. is a leading designer, distributor and licensor of a broad line of high quality men's and women's apparel, accessories and fragrances. The Company's collection of dress and casual shirts, golf sportswear, sweaters, dress pants, casual pants and shorts, jeans wear, active wear, dresses and men's and women's swimwear is available through all major levels of retail distribution. The Company, through its wholly owned subsidiaries, owns a portfolio of nationally and internationally recognized brands, including: Perry Ellis®, An Original Penguin® by Munsingwear®, Laundry by Shelli Segal®, Rafaella®, Cubavera®, Ben Hogan®, Savane®, Grand Slam®, John Henry®, Manhattan®, Axist®, Jantzen® and Farah®. The Company

enhances its roster of brands by licensing trademarks from third parties, including: Nike® for swimwear, Callaway®, PGA TOUR®, Jack Nicklaus® for golf apparel and Guy Harvey® for performance fishing and resort wear. Additional information on the Company is available at http://www.pery.com.
Safe Harbor Statement

We caution readers that the forward-looking statements (statements which are not historical facts) in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations rather than historical facts and they are indicated by words or phrases such as “anticipate,” “believe,” “budget,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “guidance,” “indicate,” “intend,” “may,” “might,” “plan,” “possibly,” “potential,” “predict,” “probably,” “proforma,” “project,” “seek,” “should,” “target,” or “will” or the negative thereof or other variations thereon and similar words or phrases or comparable terminology. Such forward-looking statements include, but are not limited to, statements regarding Perry Ellis’ strategic operating review, growth initiatives and internal operating improvements intended to drive revenues and enhance profitability, the implementation of Perry Ellis’ profitability improvement plan and Perry Ellis’ plans to exit underperforming, low growth brands and businesses. We have based such forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, many of which are beyond our control. These factors include: general economic conditions, a significant decrease in business from or loss of any of our major customers or programs, anticipated and unanticipated trends and conditions in our industry, including the impact of recent or future retail and wholesale consolidation, recent and future economic conditions, including turmoil in the financial and credit markets, the effectiveness of our planned advertising, marketing and promotional campaigns, our ability to contain costs, disruptions in the supply chain, including, but not limited to these caused by port disruptions, disruptions due to weather patterns, our future capital needs and our ability to obtain financing, our ability to protect our trademarks, our ability to integrate acquired businesses, trademarks, trade names and licenses, our ability to predict consumer preferences and changes in fashion trends and consumer acceptance of both new designs and newly introduced products, the termination or non-renewal of any material license agreements to which we are a party, changes in the costs of raw materials, labor and advertising, our ability to carry out growth strategies including expansion in international and direct-to-consumer retail markets, the effectiveness of our plans, strategies, objectives, expectations and intentions which are subject to change at any time at our discretion, potential cyber risk and technology failures which could disrupt operations or result in a data breach, the level of consumer spending for apparel and other merchandise, our ability to compete, exposure to foreign currency risk and interest rate risk, the impact to our business resulting from the United Kingdom’s referendum vote to exit the European Union and the uncertainty surrounding the terms and conditions of such a withdrawal, as well as the related impact to global stock markets and currency exchange rates; possible disruption in commercial activities due to terrorist activity and armed conflict, actions of activist investors and the cost and disruption of responding to those actions, and other factors set forth in Perry Ellis’ filings with the Securities and Exchange Commission. Forward-looking statements also may include information concerning the proposed merger transaction, including unexpected costs or liabilities, delays due to regulatory review, failure to timely satisfy or have waived certain closing conditions failure to obtain the financing for the merger, the commencement of litigation relating to the merger, whether or when the proposed merger will close and changes in general and business conditions. Investors are cautioned that all forward-looking statements involve risks and uncertainties and factors relating to the proposed transaction, including those risks and uncertainties detailed in Perry Ellis’ filings with the SEC, all of which are difficult to predict and many of which are beyond Perry Ellis’ control. You are cautioned not to place undue reliance on these forward-looking statements, which are valid only as of the date they were made. We undertake no obligation to update or revise any forward-looking statements to reflect new information or the occurrence of unanticipated events or otherwise.

Important Additional Information And Where To Find It

The Company, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Company stockholders in connection with the proposed transaction. The Company intends to file a proxy statement and WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from Company stockholders. COMPANY STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the ownership of the Company’s directors and executive officers in Company stock, restricted stock and options is included in their SEC filings on Forms 3, 4, and 5, which can be found through the Company’s website (http://investor.pery.com), or through the SEC’s website at www.sec.gov. Information can also be found in the Company’s other SEC filings, including the Company’s Annual Report on Form 10-K for the year ended

February 3, 2018, the Form 10-K/A filed by the Company with the SEC on June 1, 2018, and the preliminary proxy statement filed by the Company with the SEC on July 11, 2018. More detailed and updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed transaction. Stockholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at http://investor.pery.com, by writing to Perry Ellis International, Inc., at 3000 N.W. 107 Avenue, Miami, FL 33172.

Certain Participant Information

In accordance with Rule 14a-12(a)(1)(i) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the following directors, executive officers and other employees of Perry Ellis are deemed to be participants in the solicitation of proxies from Perry Ellis’ shareholders in connection with the proposed transaction and, as of the date hereof, beneficially own the amount of shares of Perry Ellis’ common stock, $0.01 par value per share, indicated adjacent to his or her name: (i) Perry Ellis directors: Joe Arriola (15,590 shares), Jane E. DeFlorio (22,710 shares), George Feldenkreis (1,716,862 shares), Oscar Feldenkreis (1,223,329 shares), Bruce J. Klatsky (21,723 shares), Michael W. Rayden (21,723 shares), and J. David Scheiner (26,205 shares), and (ii) Perry Ellis executive officers and other employees: David Enright (31,706 shares), Jorge Narino (14,988 shares), Stanley Silverstein (73,666 shares) and John Voith (64,624 shares). The business address for each person is c/o Perry Ellis International, Inc., 3000 N.W. 107th Avenue, Miami, FL 33172. More detailed and updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement, including the schedules and appendices thereto, and other materials to be filed with the SEC in connection with the proposed transaction.

Contacts

Investor:
Innisfree M&A Incorporated
Arthur Crozier / Jennifer Shotwell / Scott Winter
212-750-5833
or
Media:
Joele Frank, Wilkinson Brimmer Katcher
Ed Trissel / Sharon Stern / Jeff Kauth
212-355-4449